UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2022

Texas Pacific Land Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-39804	75-0279735
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1700 Pacific Avenue, Suite 2900, Dallas, Texas 75201

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: 214-969-5530

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $.01 per share)	TPL	New York Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 15, 2022, the Board of Directors (the “Board”) of Texas Pacific Land Corporation (the “Company”) appointed Karl F. Kurz and Rhys J. Best as directors effective immediately. In connection with these appointments, the Board increased its size to ten (10) directors. Mr. Kurz will be a Class I director and Mr. Best will be a Class II director.

Messrs. Kurz and Best will receive compensation for service to the Board in accordance with the non-employee director compensation program paid by the Company to all non-employee directors. Neither Mr. Kurz nor Mr. Best have any family relationship with any director, executive officer or other director designee of the Company, nor has either held any previous position with the Company or been involved in any transactions with the Company or any of the Company’s directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the Securities and Exchange Commission.

Mr. Kurz spent nine years at Anadarko Petroleum Corporation, where he held roles as Chief Operating Officer and Senior Vice President of Northern America Operations, Midstream and Marketing, and is currently a non-executive Chairman of the board at American Water Works Co., Inc. (NYSE: AWK). Mr. Kurz also has extensive private equity experience that includes serving as a senior investment executive at Ares Capital and CCMP Capital Advisors, where he focused on investments in the oil and gas upstream and midstream sectors.

Mr. Best is the former Chairman and Chief Executive Officer of Lone Star Technologies, Inc., a role he retired from after the successful merger with United States Steel Company (NYSE: X). He has extensive corporate leadership and governance experience through participation on numerous boards of directors of major public companies. Notably, Mr. Best served as a director at Cabot Oil and Gas Corp. from 2008 to 2021, his term ending after the company merged with Cimarex Energy in 2021 to form Coterra Energy (NYSE: CTRA).

On April 19, 2022, the Company issued a press release announcing the appointment of Messrs. Kurz and Best, a copy of which is filed herewith as Exhibit 99.1.

Item 8.01.	Other Events.

The Board’s Nominating and Corporate Governance Committee is in the process of evaluating the possible declassification of the Board and has retained Delaware counsel to assist in the evaluation. This process includes a detailed review of the procedures required to declassify the Board in accordance with rules and guidance from the Securities and Exchange Commission and Delaware law, as well as the Company’s governance documents and any contractual obligations. The Nominating and Corporate Governance Committee expects to make a recommendation to the full Board in time for a proposal, if any, to be included in proxy materials for the Company’s 2022 annual meeting of stockholders. If recommended, the declassification of the Board would require the affirmative vote of a majority of the Company’s directors and approval of the holders of a majority of our outstanding common stock.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press release dated April 19, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Trust has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS PACIFIC LAND CORPORATION

Date: April 19, 2022	By:	/s/ Micheal W. Dobbs
Micheal W. Dobbs
SVP, General Counsel and Secretary

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